Exhibit 99.1

SYSTEMAX REPORTS SECOND QUARTER 2020 FINANCIAL RESULTS

-Sales Decrease 2.6% from Prior Year to $242.1 Million, with Accelerating Growth of 4.3% in May and 6.4% in June-
-Operating Income of $20.1 Million, Up 0.5% from Prior Year; Operating Margin Expands to 8.3%-
- Board Declares $0.14 Dividend -

PORT WASHINGTON, NY, July 28, 2020 – Systemax Inc. (NYSE: SYX) today announced financial results for the second quarter ended June 30, 2020.

Performance Summary* (U.S. dollars in millions, except per share data)
Highlights	Quarter Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net sales	$242.1	$248.6	$469.4	$480.8
Gross profit	$84.8	$86.0	$161.5	$166.3
Gross margin	35.0%	34.6%	34.4%	34.6%
Operating income from continuing operations	$20.1	$20.0	$31.6	$33.2
Operating margin	8.3%	8.0%	6.7%	6.9%
Net income from continuing operations	$15.3	$14.9	$23.6	$24.9
Net income per diluted share from continuing operations	$0.40	$0.39	$0.62	$0.66

Net income (loss) from discontinued operations	$1.1	$(0.3)	$1.0	$(0.6)
Net income (loss) per diluted share from discontinued operations	$0.03	$(0.01)	$0.03	$(0.02)
*	Systemax manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31. For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month. The actual fiscal quarters ended on June 27, 2020 and June 29, 2019. The second quarters of both 2020 and 2019 included 13 weeks and the first six months of both 2020 and 2019 included 26 weeks.

Second Quarter 2020 Financial Summary:

•Consolidated sales decreased 2.6% to $242.1 million in U.S. dollars and average daily sales decreased 2.6% compared to prior year. Sales trends improved throughout the quarter, with acceleration during the last nine weeks of the period as sales grew 4.3% in May and 6.4% in June.
•On a Non-GAAP, average daily sales, constant currency basis, sales decreased 2.4% compared to prior year.
•Consolidated operating income grew 0.5% to $20.1 million compared to $20.0 million last year.
•Net income per diluted share from continuing operations increased 2.6% to $0.40.

Six Months 2020 Financial Summary:

•Consolidated sales decreased 2.4% to $469.4 million in U.S. dollars and average daily sales decreased 2.4% compared to prior year.
•On a Non-GAAP, average daily sales, constant currency basis, sales decreased 2.2% compared to prior year.
•Consolidated operating income decreased 4.8% to $31.6 million compared to $33.2 million last year.
•Net income per diluted share from continuing operations decreased 6.1% to $0.62.

Barry Litwin, Chief Executive Officer, said, "We had a terrific finish to the quarter and have been pleased with our continued strength. The health and safety of our associates remains our first priority as we continue, as an essential business, to support our customers. In the second quarter, our teams did an excellent job executing our return to work plan and generating momentum with our strategy to accelerate our customers' experience. We realized substantial revenue recovery from the declines experienced in late March and much of April, as we finished the quarter down 2.6%. Our trends improved as we moved through the quarter, with acceleration during the last nine weeks of the period as we grew 4% in May and 6% in June. This accelerating growth trend has continued into July. Revenue performance was driven by growth in PPE, an expanding pandemic product line, and sequential monthly improvement in core non-PPE lines as businesses began to reopen. We generated year-over-year operating leverage by expanding gross margin through a higher concentration of private label products and our disciplined approach to managing expenses. Overall, this was a significant accomplishment given the current operating and economic environment.”

“Our Restore, Return, Rebound campaign launched in April and has positioned Global Industrial with customers as a leading source for education and guidance on pandemic related solutions and supplies. The proposition enables our sales force and digital platform to engage customers with timely and practical information on how to harden their environment through PPE, as well as our broader facility solutions offering. While the supply chain for national branded PPE remained constrained, the nimbleness of our internal sourcing teams allowed us to anticipate changing product needs for businesses and schools, as we quickly secured these high demand products and launched our own private label lines.”

“We remain focused on our multi-year strategy to accelerate our customer experience, generate operating leverage from current operations and investments, and champion a customer focused culture across our entire organization. The economic environment remains challenging, but we are seeing a number of opportunities and will continue to make strategic investments to strengthen our position for the future. We are well positioned with a strong balance sheet and maintain significant financial flexibility.”

At June 30, 2020, the Company had total working capital of $120.7 million, cash and cash equivalents of $58.1 million and excess availability under its credit facility of approximately $71.4 million. Operating cash flow used in continuing operations in the quarter was $0.3 million as the Company invested strategically in inventory and customer mix drove an increase to our accounts receivable profile. The Company’s Board of Directors has declared a cash dividend of $0.14 per share to common stock shareholders of record at the close of business on August 10, 2020, payable on August 17, 2020.  The Company anticipates continuing a regular quarterly dividend in the future. The Company repurchased approximately 50,000 shares of stock at an average price of $17.65 in the quarter. As of June 30, 2020, the Company had approximately 1.5 million shares remaining under its current repurchase authorization.

Earnings Conference Call Details
Systemax Inc. will provide pre-recorded remarks on its second quarter 2020 results today, July 28, 2020 at 5:00 p.m. Eastern Time. A live webcast of the remarks will be available on the Company’s website at www.systemax.com in the investor relations section. The webcast will also be archived on www.systemax.com for approximately 90 days.

About Systemax Inc.
Systemax Inc. (www.systemax.com), through its operating subsidiaries, is a provider of industrial products in North America going to market through a system of branded e-Commerce websites and relationship marketers.    The primary brand is Global Industrial.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934).  Additional written or oral forward-looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise.  Any such statements that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on management's estimates, assumptions and projections and are not guarantees of future performance.  Forward-looking statements may include, but are not limited to statements regarding: i) projections or estimates of revenue, income or loss, exit costs, cash flow needs and capital expenditures; ii) fluctuations in general economic conditions; iii) future operations, such as, plans relating to new distribution facilities, plans for utilizing alternative sources of supply in response to government tariffs and trade actions and/or due to supply chain disruptions arising from the Coronavirus pandemic, and plans for new products or services; iv) plans for acquisition or sale of businesses, including expansion or restructuring plans, such as our exit from and winding down of our sold North American Technology Group ("NATG") operations and European operations; v) financing needs, and compliance with financial covenants in loan agreements; vi) assessments of materiality; vii) predictions of future events and the effects of pending and possible litigation; and viii) assumptions relating to the foregoing. In addition, when used in this release, the words "anticipates," "believes," "estimates," "expects," "intends," and "plans" and variations thereof and similar expressions are intended to identify forward-looking statements.
Other factors that may affect our future results of operations and financial condition include, but are not limited to, unanticipated developments in any one or more of the following areas, as well as other factors which may be detailed from time to time in our Securities and Exchange Commission filings: general economic conditions, such as customer inventory levels, interest rates, borrowing ability and economic conditions in the manufacturing industry generally will continue to impact our business; the temporary closing of many businesses, and reduced business activity, during the Coronavirus pandemic has negatively impacted the general economy, and decreased customer purchasing volume, generally, which has negatively affected our business and will likely continue to do so until general business activity reaches pre-pandemic levels; the imposition of tariffs and other trade barriers, as well as retaliatory trade measures, have caused us to raise the prices on certain of our products and seek alternate sources of supply, which could negatively impact our sales or disrupt our operations in the future; increases in freight and shipping costs have from time to time impacted our margins to the extent the increases could not be passed along to customers in a timely manner and may impact our margins again in the future, and factors affecting the shipping and distribution of products imported to the United States by us or our domestic vendors, such as global availability of shipping containers and fuel costs can impact our results as well; our reliance on common carrier delivery services for shipping inventoried merchandise to customers; our reliance on drop ship deliveries directly to customers by our product vendors for products we do not hold in inventory; delays in the timely availability of products from our suppliers could delay receipt of needed product and result in lost sales; in this regard, global supply chains and the timely availability of products, particularly products, or product components used in domestic manufacturing, imported from China and other Asian nations as well as from other countries, have been, and in the future could continue to be adversely affected by quarantines, factory slowdowns or shutdowns, border closings and travel restrictions resulting from the Coronavirus pandemic; additionally governmental mandated shutdowns of entities deemed to be non-essential businesses has negatively impacted sales of our products to those businesses and will continue to impact our sales as long as these mandated closures are in place; the extent to which the Coronavirus pandemic continues to impact our operations and financial results will depend on numerous evolving factors including the duration of the pandemic; our ability to keep our distribution centers operating productively and with minimal down time for Coronavirus safety and remediation efforts; governmental actions such as “stay at home” or “shelter in place” regulations or guidelines, that have been and continue to be taken in response to the pandemic; the impact, duration and severity of the pandemic on economic activity; how long it will take to return to more historic levels of economic growth, the effect of the economic downturn on our customers and customer demand for our products; liquidity constraints on our vendors or customers; our ability to maintain available capacity in our distribution operations for stocked inventory and to enable on time shipment and deliveries, such as by timely implementing additional temporary or permanent distribution resources, whether in the form of additional facilities we operate or by outsourcing certain functions to third party distribution and logistics partners; we compete with other companies for recruiting, training, integrating and retaining talented and experienced employees, particularly in markets where we and they have central distribution facilities; this aspect of competition is aggravated by the current tight labor market in the U.S. which is also undergoing competitive changes due to the Coronavirus pandemic; risks involved with e-commerce, including possible loss of business and customer dissatisfaction if outages or other computer-related problems should preclude customer access to our products and services; our information systems and other technology platforms supporting our sales, procurement and other operations are critical to our operations and disruptions or delays have occurred and could occur in the future, and if not timely addressed could have a material adverse effect on us; a data security breach due to our e-commerce, data storage or other information systems being hacked by those seeking to steal Company, vendor, employee or customer information, or due to employee error, resulting in disruption to our operations, litigation and/or loss of reputation or business; managing various inventory risks, such as being unable to profitably resell excess or obsolete inventory and/or the loss of product return rights from our vendors; meeting credit card industry compliance standards in order to maintain our ability to accept credit cards; rising interest rates, increased borrowing costs or limited credit availability, including our own ability to maintain satisfactory credit agreements and to renew credit facilities, could impact both our and our customers’ ability to fund purchases and conduct operations in the ordinary course; pending or threatened litigation and investigations, as well as anti-dumping and other government trade and customs proceedings, could adversely affect our business and results of operations; sales tax laws or government enforcement priorities may be changed which could result in e-commerce and direct mail retailers having to collect sales taxes in states where the current laws and/or prior interpretations do not require us to do so; and extreme weather conditions could disrupt our product supply chain and our ability to ship or receive products, which would adversely impact sales.

Investor/Media Contacts:
Mike Smargiassi
The Plunkett Group
212-739-6729
mike@theplunkettgroup.com

SYSTEMAX INC.
Condensed Consolidated Statements of Operations – Unaudited
(In millions, except per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net sales	$242.1	$248.6	$469.4	$480.8
Cost of sales	157.3	162.6	307.9	314.5
Gross profit	84.8	86.0	161.5	166.3
Gross margin	35.0%	34.6%	34.4%	34.6%
Selling, distribution and administrative expenses	64.7	66.0	129.9	133.1
Operating income from continuing operations	20.1	20.0	31.6	33.2
Operating margin	8.3%	8.0%	6.7%	6.9%
Interest and other (income) expense, net	0.0	(0.1)	0.2	(0.1)
Income from continuing operations before income taxes	20.1	20.1	31.4	33.3
Provision for income taxes	4.8	5.2	7.8	8.4
Net income from continuing operations	15.3	14.9	23.6	24.9
Net income (loss) from discontinued operations	1.1	(0.3)	1.0	(0.6)
Net income	$16.4	$14.6	$24.6	$24.3

Net income per common share from continuing operations:
Basic	$0.41	$0.40	$0.62	$0.66
Diluted	$0.40	$0.39	$0.62	$0.66

Net income (loss) per common share from discontinued operations:
Basic	$0.03	$(0.01)	$0.03	$(0.02)
Diluted	$0.03	$(0.01)	$0.03	$(0.02)

Net income per common share:
Basic	$0.44	$0.39	$0.65	$0.64
Diluted	$0.43	$0.38	$0.65	$0.64

Weighted average common and common equivalent shares:
Basic	37.5	37.5	37.6	37.4
Diluted	37.6	37.9	37.8	37.9

SYSTEMAX INC.
Condensed Consolidated Balance Sheets – Unaudited
(In millions)

	June 30,	December 31,
	2020	2019
Current assets:
Cash and cash equivalents	$58.1	$97.2
Accounts receivable, net	110.2	88.2
Inventories	132.4	112.5
Prepaid expenses and other current assets	6.5	6.4
Total current assets	307.2	304.3
Property, plant and equipment, net	16.1	17.8
Operating lease right-of-use assets	57.7	59.3
Goodwill, intangibles and other assets	15.7	15.5
Total assets	$396.7	$396.9

Current liabilities:
Accounts payable and accrued expenses	$176.4	$149.9
Operating lease liabilities	10.1	9.9
Total current liabilities	186.5	159.8
Deferred tax liability	0.1	0.1
Other liabilities	4.1	2.8
Operating lease liabilities	57.3	58.7
Shareholders’ equity	148.7	175.5
Total liabilities and shareholders’ equity	$396.7	$396.9

SYSTEMAX INC.
Condensed Consolidated Statements of Cash Flows - Unaudited
(In millions)

	Six Months Ended June 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income from continuing operations	$23.6	$24.9
Adjustments to reconcile income from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization	2.1	2.0
Stock-based compensation	1.8	2.8
Change in working capital	(14.9)	20.2
Other, net	0.8	0.2
Net cash provided by operating activities from continuing operations	13.4	50.1
Net cash provided by operating activities from discontinued operations	1.0	0.1
Net cash provided by operating activities	14.4	50.2

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(0.4)	(2.4)
Net cash used in investing activities	(0.4)	(2.4)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(48.6)	(252.5)
Stock-based compensation share issuances, net	0.4	0.2
Repurchase of treasury shares	(4.8)	0.0
Net cash used in financing activities from continuing operations	(53.0)	(252.3)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(0.1)	(0.1)

NET DECREASE IN CASH	(39.1)	(204.6)
CASH AND CASH EQUIVALENTS – BEGINNING OF YEAR	97.2	295.4
CASH AND CASH EQUIVALENTS – END OF PERIOD	$58.1	$90.8

SYSTEMAX INC.
Consolidated Summary Results – Unaudited
(In millions)

	Quarter ended June 30,			Six Months Ended June 30,
GAAP:	2020	2019	2020 vs. 2019	2020	2019	2020 vs. 2019
Net sales	$242.1	$248.6	(2.6)%	$469.4	$480.8	(2.4)%
Average daily sales*	3.8	3.9	(2.6)%	3.7	3.8	(2.4)%
Operating income from continuing operations	$20.1	$20.0	0.5%	$31.6	$33.2	(4.8)%
Operating margin %	8.3%	8.0%		6.7%	6.9%

Non-GAAP:
Average daily sales, constant currency**	3.8	3.9	(2.4)%	3.7	3.8	(2.2)%

*Average daily sales is calculated based upon the number of selling days in each period, with Canadian sales converted to US Dollars using the current year's average exchange rate. In Q2 2020 and Q2 2019 there were 64 selling days in the U.S. and 63 selling days in Canada. For the six months ended June 30, 2020 and 2019, there were 128 selling days in the U.S. and 126 selling days in Canada.

**Non-GAAP, average daily sales, constant currency is calculated based upon the number of selling days in each period, with Canadian sales converted to US Dollars using the prior year's average exchange rate.